===================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 12, 2007

LAYCOR VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51403	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1128 Quebec Street
Suite 407
Vancouver, British Columbia
Canada V6A 4E1
(Address of principal executive offices and Zip Code)

(604) 689-1453
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

===================================================================================

ITEM 4.01      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On October 6, 2007, Telford Sadovnick, PLLC, Certified Public Accountants resigned as our independent registered public accounting firm.

     Telford Sadovnick, PLLC, Certified Public Accountants’ report on the financial statements as of and for the periods ending March 31, 2007 and March 31, 2006 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles save and except for a “going concern opinion” provided with the overall audit opinion.

     During the year ended March 31, 2006, through the date of its resignation, there were no disagreements with Telford Sadovnick, PLLC, Certified Public Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Telford Sadovnick, PLLC, Certified Public Accountants, would have caused Telford Sadovnick, PLLC, Certified Public Accountants to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

     On October 12, 2007, we delivered a copy of this report to Telford Sadovnick, PLLC, Certified Public Accountants. Telford Sadovnick, PLLC, Certified Public Accountants issued its response. The response stated that it agreed with the foregoing disclosure. A copy of their response is attached hereto as Exhibit 16.1.

     On October 15, 2007, we engaged STS Partner LLP, Chartered Accountants at Sixth Floor, 543 Granville Street, Vancouver, British Columbia, Canada, V6C 1X8, an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Telford Sadovnick, PLLC, Certified Public Accountants on any accounting issues prior to engaging them as our new auditors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

	Exhibits	Document Description

	16.1	Letter from Telford Sadovnick, P.L.L.C.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 15th day of October, 2007.

LAYCOR VENTURES CORP.
(Registrant)

BY:	ROBERT WAYNE MORGAN
Robert Wayne Morgan
President, Principal Executive Officer,
Secretary/Treasurer, Principal Financial
Officer, Principal Accounting Officer and sole
member of the Board of Directors